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                                                                   EXHIBIT 10.21

                 BONUS PLAN FOR EXECUTIVES OF SUBSIDIARIES AND
                      DIVISIONS OF BACOU USA, INC. FOR 2000

                                OCTOBER 16, 1999


The Board of Directors of Bacou USA, Inc. has approved and adopted a bonus Plan for certain executives of its operating subsidiaries and divisions who serve at the President, General Manager or Vice President levels. In order to be eligible to receive any amount under this Plan, an executive must be designated a participant pursuant to a written employment arrangement and be employed at a subsidiary or division of Bacou USA during part or all of the year for which the bonus is determined, and at the date of payment of the bonus (which occurs within 90 days following the conclusion of the year for which the bonus is determined). The Bonus Plan will be administered by the Compensation Committee of the Board of Directors of Bacou USA, Inc. in its discretion, and all determinations by such Committee shall be final and not subject to appeal.

The annual bonus for each covered executive will be determined based upon the criteria described below. Any percentage to be applied pursuant to this Plan shall be applied to the amount of base salary paid by the subsidiary or division of Bacou USA (not including any unaffiliated predecessor business) to the executive during the fiscal year for which the bonus is paid. If the executive is employed at a subsidiary with more than one operating division, the criteria will reflect the financial results of either the subsidiary or one or more of its divisions, depending upon the executive's employment agreement, hiring letter or job description. If the subsidiary or division was not affiliated with Bacou USA, Inc. for part of the applicable fiscal year or part or all of the prior fiscal year, then predecessor results will be used by Bacou USA, Inc. to prepare comparable pro forma results for purposes of applying this Plan. The criteria are as follows:

1. The growth of the subsidiary's, divisions' or division's net sales, determined by comparing the net sales for the bonus year against net sales for the prior fiscal year, with a bonus percentage equal to one of the following amounts:

         - up to 5.0%                   = no bonus is being paid under this criteria
         - above 5%, up to 10%          = 5% of base salary will be paid
         - above 10%, up to 15%         = 7% of base salary will be paid
         - above 15%                    = 10% of base salary will be paid

2. The growth of the subsidiary's, divisions' or division's operating profit (as defined below in bonus factor #3), determined by comparing the operating profit for the bonus year against the prior fiscal year, with an additional bonus percentage equal to one of the following amounts:

         - growth up to 5%              = no bonus is being paid under this criteria
         - growth above 5%, up to 10%   = 5% of base salary will be paid
         - growth above 10%, up to 15%  = 10% of base salary will be paid
         - growth above 15%             = 15% of base salary will be paid

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Bonus Plan for Executives of Subsidiaries and Divisions of Bacou USA, Inc. for
2000
October 16, 1999
Page Two


3. The operating profit of either the subsidiary, divisions or division which employs the executive shall be determined in accordance with GAAP; provided, however, that operating profit shall be determined before amortization of intangible assets established pursuant to purchase accounting rules, before interest on intercompany debt and before income taxes. The operating profit expressed as a percentage of sales shall be the third bonus factor.

         This criterion shall result in an additional bonus percentage of one of the following amounts, depending upon the applicable operating profit percentage from the following chart:

         - up to 5%                     = no bonus is being paid under this criteria
         - above 5%, up to 10%          = 5% of base salary will be paid
         - above 10%, up to 15%         = 10% of base salary will be paid
         - above 15%, up to 20%         = 15% of base salary will be paid
         - above 20%, up to 25%         = 20% of base salary will be paid
         - above 25%, up to 30%         = 25% of base salary will be paid
         - above 30%, up to 35%         = 30% of base salary will be paid
         - above 35%                    = 35% of base salary will be paid

4. The amount of bonus determined pursuant to factors #1, #2, and #3 above will be modified to take into account the utilization of working capital by the subsidiary or division at which the executive is employed. Following completion of the budget process for the year 2000 and the preparation of a final consolidating balance sheet for the year 1999, the CEO of Bacou USA, Inc. will set a working capital goal for each subsidiary and division on a quarterly basis. At the end of each quarter, the actual working capital of the subsidiary or division will be measured against the goal for the quarter and any excess utilization expressed as a percentage. The percentages for the four quarters will be averaged. The bonus determined pursuant to factors #1, #2, and #3 will be multiplied by a factor depending on the average quarterly excess over working capital goal, as follows:

         -------------------------------------------------- ------------------------------
         Avg. Quarterly Excess Over Goal                    Factor Applied to Bonus
         -------------------------------------------------- ------------------------------
         -------------------------------------------------- ------------------------------
         10% or less                                                    100%
         -------------------------------------------------- ------------------------------
         -------------------------------------------------- ------------------------------
         Above 10% but not more than 20%                                 80%
         -------------------------------------------------- ------------------------------
         -------------------------------------------------- ------------------------------
         Above 20% but not more than 30%                                 60%
         -------------------------------------------------- ------------------------------
         -------------------------------------------------- ------------------------------
         Above 30% but not more than 40%                                 40%
         -------------------------------------------------- ------------------------------
         -------------------------------------------------- ------------------------------
         Above 40%                                                       20%
         -------------------------------------------------- ------------------------------

5. The CEO of Bacou USA, Inc. may recommend, and the Compensation Committee may make, discretionary adjustment to the bonus calculated under paragraphs 1 - 4 either for engagements in addition to an executive's main job, or to reflect conditions which would make the calculated bonus unfairly high or low in relation to applicable circumstances.



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